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J.P. Morgan & Co. Incorporated                                          JPMORGAN
60 Wall Street, New York, NY 10260
NYSE symbol: JPM
www.jpmorgan.com

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News release: Immediate                                           April 24, 2000



       J.P. Morgan and Audible Announce Partnership to Distribute Premium

                Equity Research in Digital Audio from Audible.com

         NEW YORK, NY and WAYNE, NJ, April 24, 2000 -- J.P. Morgan Securities (NYSE: JPM) and Audible, Inc. (NASDAQ: ADBL), announced today that daily research information from J.P. Morgan will soon be available for listening in digital audio format at www.audible.com(TM).

         The Audible Internet audio service will allow consumers to purchase and stream or download J.P. Morgan research in audio format, store it as digital files and play it back on personal computers and AudibleReady(TM) portable digital audio players. Content will consist of a daily program highlighting researched opinions and recommendations on tracked stocks, as well as a weekly market focused program featuring the opinions of the bank's equity strategists and macro economists. The programming will be sold as a quarterly, renewable subscription, or as individual programs. In addition, the agreement includes an option for J.P. Morgan to publish periodic special audio programming covering a particular market segment or geographic region.

          "This research distribution partnership is an excellent opportunity for Audible to team up with such a respected brand," stated Donald Katz, Founder and Chairman of Audible, Inc. "J.P. Morgan research is already in high demand with individual and institutional investors and we are proud to offer it to a broader audience. This content will be a great supplement to our subscribers of business audio such as The Wall Street Journal, many of whom listen while commuting to and from work."

         Audible allows customers to take advantage of their commuting, travel and desktop computer time by delivering information via audio.

         "Our arrangement with Audible gives us a unique opportunity to establish a leadership role in research content distribution," said John Conti, Managing Director and Head of Equity Research for J.P. Morgan. "This program will showcase our expertise and provide significant value to an audience that


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Press contacts:
Kristin Lemkau                                           Jonathan Korzen
J.P. Morgan                                              Audible, Inc.
(212) 648-9583                                           (973) 890 4070 ext. 218
lemkau_kristin@jpmorgan.com                              jkorzen@audible.com
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J.P. Morgan & Co. Incorporated
News Release



previously would never hear our views. This is an important step in our strategy to distinctively brand ourselves on the Internet."

ABOUT J.P. MORGAN

J.P. Morgan is a leading global financial services firm that meets critical financial needs for business enterprises, governments, and individuals worldwide. We advise on corporate strategy and structure; raise capital; develop, structure, and make markets in financial instruments; and manage investment assets. We also commit our own capital to promising enterprises and invest and trade to capture market opportunities for our own account.

ABOUT AUDIBLE, INC.

Audible is the Internet's largest, most diverse provider of premium spoken audio services for content download or playback on personal computers or AudibleReady(TM) mobile devices. Audible allows customers to take advantage of their commuting, travel and desktop computer time by delivering premium entertainment and information audio while their eyes are busy but their minds are free. Audible's content partners include leading audiobook publishers, broadcasters, magazine and newspaper publishers, business information providers, and educational and cultural institutions. Visitors to www.audible.com(TM) can browse, sample, purchase and subscribe to more than 20,000 hours of audio programs. Audible.com is Amazon.com's exclusive provider of spoken-word products for downloading or streaming via the Web. Among the company's key business partners are Casio Inc., Compaq Computer Corporation, S3/Diamond Inc., Microsoft Corporation, Royal Philips Electronics, RealNetworks, Inc. and Texas Instruments.

                                      # # #

This press release contains information that is not historical fact and may be deemed to contain forward-looking statements. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.